UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 8, 2016

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 4505

45 Glover Avenue

Norwalk, Connecticut

06856-4505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 8, 2016, Xerox Corporation (“Xerox”) announced the timing and details regarding Xerox’s distribution of all of the issued and outstanding shares of common stock, par value $0.01 per share, of Conduent Incorporated, a wholly owned subsidiary of Xerox (the “Conduent Common Stock”) to Xerox’s shareholders as a pro rata dividend in a spin-off. The Xerox board of directors has declared a pro rata dividend of Conduent Common Stock to be made at 11:59 p.m. New York City time on December 31, 2016, to Xerox’s shareholders of record as of 5:00 p.m. New York City time on December 15, 2016 (the “Record Date”). Each Xerox shareholder of record will receive a distribution of one share of Conduent Common Stock for every five shares of Xerox common stock, par value $1.00 per share, that it holds on the Record Date. Xerox shareholders will receive cash in lieu of fractional shares of Conduent Common Stock. The distribution is subject to the satisfaction or waiver of certain conditions. A copy of the press release is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release issued November 8, 2016 by Xerox Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XEROX CORPORATION

	By:	/s/ D. H. Marshall
Douglas H. Marshall
Date: November 8, 2016		Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued November 8, 2016 by Xerox Corporation